Exhibit 10.1

ASSIGNMENT AND ASSUMPTION OF

PURCHASE AND SALE AGREEMENT

BONAVENTURE OF BILLINGS

THIS ASSIGNMENT AND ASSUMPTION OF PURCHASE AND SALE AGREEMENT (this “Assignment”) made as of this 2 day of December, 2013 by and between CHP PARTNERS, LP, a Delaware limited partnership (the “Assignor”), and CHP BILLINGS MT OWNER, LLC, a Delaware limited liability company (the “Assignee”).

WHEREAS, MWSH, Billings LLC, an Oregon limited liability company (the “Seller”), and Assignor, as purchaser, entered into that certain Purchase and Sale Agreement effectively dated as of August 21, 2013, as amended from time to time (the “Purchase Agreement”), regarding the purchase of certain real property located at 4001 Bell Avenue, Billings, Montana, and all improvements and assets contained thereon including the senior living facility, and as fully described in the Purchase Agreement;

WHEREAS, pursuant to Section 24 of the Purchase Agreement, Assignor has the right to assign its interest in the Purchase Agreement to an “Affiliate” of Assignor, without the consent or approval of the Seller; and

WHEREAS, the Assignee is an Affiliate of Assignor within the meaning of the Purchase Agreement, and Assignor may therefore assign its interest in the Purchase Agreement to Assignee without the consent or approval of Seller.

NOW, THEREFORE, for good and valuable consideration, the sufficiency and receipt of which is hereby acknowledged, Assignor hereby assigns, transfers, sets over, and conveys unto Assignee, all of Assignor’s rights, privileges, duties and obligations in, to and under the Purchase Agreement, together with all of Assignor’s rights, title and interest in and to the Property described in said Purchase Agreement, including, without limitation, all earnest money deposits paid pursuant thereto, and all rights, power and privileges conferred by the Purchase Agreement upon Assignor, as purchaser therein, and Assignor hereby authorizes the Assignees to exercise said rights, powers and privileges in as full a manner as Assignor is authorized to exercise the same. Assignee assumes and covenants to perform all duties and obligations of the Assignor under the Purchase Agreement, regardless of whether arising before or after the date of this Assignment.

This instrument may be signed in counterpart copies, each of which shall be considered an original and which together shall constitute one and the same instrument.

SIGNATURES ON NEXT PAGE

IN WITNESS WHEREOF, Assignor and Assignee have executed this Assignment as of the date first set forth above.

“ASSIGNOR”				“ASSIGNEE”

CHP PARTNERS, LP,				CHP BILLINGS MT OWNER, LLC,
a Delaware limited partnership				a Delaware limited liability company

By:	CHP GP, LLC,			By:	/s/ Tracey B. Bracco
	a Delaware limited liability company,			Name:	Tracey B. Bracco
	its General Partner			Title:	Vice President

	By:	CNL Healthcare Properties, Inc.,
a Maryland corporation, its Sole Member

		By:	/s/ Tracey B. Bracco
		Name:	Tracey B. Bracco
		Title:	Vice President